Certain identified information in this agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

Exhibit 4.1

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT made as of October 15, 2024.

BETWEEN:

GENERAL MOTORS HOLDINGS LLC,

a limited liability company existing under the Laws of Delaware,

(the “Investor”),

- and -

LITHIUM AMERICAS CORP.

a corporation existing under the Laws of British Columbia,

(the “Corporation”).

A.
WHEREAS Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.) (“Lithium Argentina”) undertook a reorganization resulting in the separation of its North American business and its Argentinian business into two independent public companies (the “Separation”) consisting of the Corporation and Lithium Argentina, respectively;
B.
AND WHEREAS Lithium Argentina and the Investor entered into a master purchase agreement dated January 30, 2023 (as amended, the “Master Purchase Agreement”) pursuant to which, among other things, Lithium Argentina issued to the Investor 15,002,243 units of Lithium Argentina, each such unit consisting of one common share of Lithium Argentina and 79.26% of one common share purchase warrant of Lithium Argentina and following the completion of the Separation, the Investor agreed to subscribe for Common Shares of the Corporation pursuant to the Spinco Second Tranche Subscription Agreement (as defined herein) and the common share purchase warrants were cancelled;
C.
AND WHEREAS, in connection with the implementation of the Separation, Lithium Argentina and the Corporation entered into an arrangement agreement (as amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement”) providing for an arrangement (the “Arrangement”) of Lithium Argentina under section 288 of the Act (as defined herein), pursuant to which, among other things, holders of the outstanding common shares of Lithium Argentina immediately prior to the Effective Time (as defined herein), excluding any dissenting shareholders, were issued, through a series of transactions, Common Shares (as defined herein), all on the terms and subject to the conditions to be set out in the Arrangement Agreement;

D.
AND WHEREAS after giving effect the Separation and the issuance of Common Shares thereunder, the Investor was the registered holder and sole beneficial owner of 15,002,243 Common Shares (together with any substituted, reclassified or replacement shares, the “Subject Shares”) and the Corporation granted certain rights to the Investor pursuant to the terms of an investor rights agreement dated October 3, 2023 (the “Original Investor Rights Agreement”);
E.
AND WHEREAS the parties herein subsequently determined that it is in the best interest of the parties to replace the Tranche 2 Investment (as such term is defined in the Master Purchase Agreement) with an investment by the Investor in Lithium Nevada Ventures LLC, a limited liability company organized and existing under the laws of the State of Nevada, in accordance with the terms and subject to the conditions set forth in an investment agreement dated as of October 15, 2024 (the “Investment Agreement”), and to terminate the Spinco Second Tranche Subscription Agreement and the Master Purchase Agreement;
F.
AND WHEREAS in connection with the completion of the transactions contemplated by the Investment Agreement, the parties herein have agreed to amend and restate the Original Investor Rights Agreement on the terms and subject to the conditions set out herein;
G.
AND WHEREAS as of the date of this Agreement, the Investor or its Affiliates (as defined herein) do not own directly or indirectly, nor do they have direction or control of any, Common Shares other than the Subject Shares;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

Article 1

Interpretation

1.1.
Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“2.5% Threshold” means that the Investor and its Affiliates own, directly or indirectly, 2.5% or more of the issued and outstanding Common Shares excluding any Incentive Securities issued after the date of this Agreement and any Pending Top-Up Securities, in each case, on the relevant date.

“5% Threshold” means that the Investor and its Affiliates own, directly or indirectly, 5% or more of the issued and outstanding Common Shares excluding any Incentive Securities issued after the date of this Agreement and any Pending Top-Up Securities, in each case, on the relevant date.

“10% Threshold” means that the Investor and its Affiliates own, directly or indirectly, 10% or more of the issued and outstanding Common Shares excluding any Incentive Securities issued after the date of this Agreement and any Pending Top-Up Securities, in each case, on the relevant date.

“Act” means the Business Corporations Act (British Columbia).

“Advanced Offering Notice” shall have the meaning set out in Section 3.2.

“Affiliate” means, as to any specified Person, any other Person who directly, or indirectly through one or more intermediaries, (a) controls such specified Person, (b) is controlled by such specified Person, or (c) is under common control with such specified Person.

“Anti-Corruption Laws” means all applicable Laws related to the prevention of bribery, corruption (governmental or commercial), kickbacks, money laundering, or similar unlawful or unethical conduct including, without limitation, the U.S. Foreign Corrupt Practices Act (FCPA) as amended and the U.K. Bribery Act.

“Anti-Money Laundering Laws” means the Patriot Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, Proceeds of Crime (Money Laundering Act) and Terrorism Financing Act of 2001 (Canada), as amended, the regulations and rules promulgated under each of the foregoing and any other applicable Laws concerning or relating to terrorism financing or money laundering of the jurisdictions in which the Corporation or any of its Subsidiaries operate.

“Applicable Securities Laws” means, collectively, all applicable securities Laws of each of the Reporting Jurisdictions and the respective rules and regulations under such Laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Reporting Jurisdictions, and the rules and policies of the Exchanges and any other market or marketplace on which securities of the Corporation are traded, listed or quoted.

“Arrangement” shall have the meaning set forth in Recital C.

“Arrangement Agreement” shall have the meaning set forth in Recital C.

“BIS” means the U.S. Bureau of Industry and Security.

“Blackout Period” shall have the meaning set forth in Section 8.1(d)(ii).

“Board” means the board of directors of the Corporation.

“Business Day” means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of British Columbia, the City of New York or the City of Detroit and (b) a day on which banks are generally closed in the Province of British Columbia, the City of New York or the City of Detroit.

“Canadian Base Shelf Prospectus” has the meaning ascribed thereto in National Instrument 44-102 - Shelf Distributions.

“Canadian Prospectus” means a prospectus, as such term is used in National Instrument 41-101 - General Prospectus Requirements, including all amendments and supplements thereto, and includes a preliminary prospectus, a (final) prospectus and, collectively, a Canadian Base Shelf Prospectus and a Canadian Shelf Prospectus Supplement.

“Canadian Securities Authorities” means any of the securities commissions or similar securities regulatory authorities in each of the provinces and territories of Canada in which the Corporation is a reporting issuer (or analogous status).

“Canadian Securities Laws” means all applicable Canadian securities Laws, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the Canadian Securities Authorities in the applicable jurisdictions in Canada.

“Canadian Shelf Prospectus Supplement” has the meaning given to it in National Instrument 44-102 - Shelf Distributions.

“CFIUS” means the Committee on Foreign Investment in the United States, and each member agency thereof, acting in such capacity.

“Change of Control” means (A) the acquisition by any means, including, without limitation, acquisition of equity, a statutory plan of arrangement, merger or business combination, by any Person, directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Corporation, or (B) the acquisition by any Person, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Corporation.

“Cleansing Announcement” means a public announcement which shall: (a) be prepared by the Corporation in consultation with the Investor; (b) contain the Cleansing Information; and (c) be generally disclosed to the marketplace in accordance with Section 6.4(a).

“Cleansing Blackout Period” shall have the meaning set forth in Section 6.4(b)(i).

“Cleansing Document” shall have the meaning set forth in Section 6.4(a).

“Cleansing Information” means any and all material non-public information relating to the Corporation or any of its Subsidiaries that: (a) is known to the Investor; and (b) could, without a Cleansing Announcement, prevent the Investor from trading its Common Shares under Applicable Securities Laws, as determined in the sole discretion of the Investor.

“Common Shares” means the common shares in the capital of the Corporation.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of the exploration, development or operation of lithium mines, provided that the Investor and its Affiliates will not in any event be deemed a Competitor.

“Confidential Information” means any and all information about the Discloser or any of its Affiliates which is furnished by it or any of its Representatives to the Recipient or any of its Affiliates or Representatives, whenever furnished and regardless of the manner in which it is furnished (orally, in writing, electronically, etc.), including information regarding the business and affairs of the Discloser and its Affiliates, their plans, strategies, operations, financial information (whether historical or forecasted), business methods, systems, practices, analyses, compilations, forecasts, studies, designs, processes, procedures, formulae, improvements, trade secrets and other documents and information prepared or furnished by the Discloser, an Affiliate of the Discloser or any of their Representatives; provided, however, that Confidential Information shall not include, and no obligation under Section 6.3 shall be imposed on, information that: (a) was known by or in the Recipient’s possession before disclosure by or on behalf of the Discloser; (b) is or becomes generally available to the public or known within either party’s industry other than as a result of a breach of this Agreement by the Recipient, its Affiliates or their Representatives; (c) is or becomes available to the Recipient or its Affiliates on a non-confidential basis from a third party; or (d) is or was independently developed by the Recipient or its Affiliates without reference to or use of the Confidential Information of the Discloser.

“Consideration Securities” means any Common Shares and/or Equity Securities issued (a) in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with lenders to the Corporation, in each case, with an equity component; or (b) in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures undertaken and completed by the Corporation.

“Corporation” shall have the meaning set forth in the preambles hereto.

“Corporation Information” shall have the meaning set forth in Section 6.3(c).

“Demand Registration” shall have the meaning set forth in Section 8.1(b).

“Designated Registrable Securities” shall have the meaning set forth in Section 8.1(c).

“Discloser” means the party or its Affiliate that discloses its Confidential Information to the other party or its Affiliate or Representatives (provided that providing information directly to an Affiliate or Representative of a party shall be deemed to be a provision of such information to such party).

“Distribution” means a distribution of Registrable Securities to the public by way of (a) a Prospectus under Canadian Securities Laws in any applicable jurisdictions in Canada, (b) a Registration Statement under the U.S. Securities Laws in the United States or (c) a combination of (a) and (b).

“Effective Date” means the date on which the Arrangement becomes effective.

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date.

“Equity Securities” means: (a) any Common Shares, preferred shares or other equity securities of the Corporation; (b) any securities convertible, exercisable or exchangeable, with or without consideration, into any Common Shares, preferred shares or other equity securities of the Corporation; (c) any securities carrying any warrant or right to subscribe to or purchase any Common Shares, preferred shares or other equity securities of the Corporation; or (d) any such warrant or right.

“Exchanges” means the Toronto Stock Exchange, the New York Stock Exchange or such other principal stock exchange(s) on which the Common Shares are listed.

“Exercise Notice” shall have the meaning set out in Section 3.4.

“FEOC” means a (A) Person who is a “foreign entity of concern,” as such term is defined in Section 30D of the Internal Revenue Code of 1986, as amended, or (B) a Person “linked to or subject to influence by hostile or non-likeminded regimes or states,” as such concept is used in the Policy Regarding Foreign Investments from State-Owned Enterprises in Critical Minerals under the Investment Canada Act, or, in each case, under any successor or similar policies promulgated by either the Canadian or United States government in respect of critical minerals policy.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a Corporation free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, relating to an offer of the Common Shares.

“Government Official” means any official (elected or appointed), officer, or employee of a Governmental Entity or any department, agency or instrumentality thereof, including any employee, representative, or agent (paid or unpaid) of a state-owned or controlled entity, public international organization, political party or organization or candidate thereof, or any person acting in an official capacity for or on behalf of any such Governmental Entity, department, agency, instrumentality, public international organization, political party, organization, or candidate.

“Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and stock exchange.

“Incentive Securities” means any Common Shares and/or Equity Securities issued or issuable (a) pursuant to any Share Incentive Plan; or (b) on the exercise of any Right.

“Investment Agreement” shall have the meaning set forth in Recital E.

“Investor” shall have the meaning set forth in the Recital A.

“Investor Information” shall have the meaning set forth in Section 6.3(b).

“Investor Nominee” shall have the meaning set forth in Section 2.2.

“Issuance” shall have the meaning set forth in Section 3.1.

“Joint Notice” shall have the meaning set forth in Section 7.1(d).

“Joint Venture Agreement” shall have the meaning set forth in the Investment Agreement.

“Law” means any law, statute, regulation, ordinance, rule, code, requirement, executive order or rule of law (including common law) enacted, promulgated, issued, released, or imposed by any Governmental Entity.

“Lender” shall have the meaning set forth in Section 4.3(d)(iv).

“Loan” shall have the meaning set forth in Section 4.3(d)(iv).

“Lock-Up Outside Date” means the earlier of: (i) June 30, 2025; and (ii) three months following the completion of the Offering required for the Corporation to make its FID Capital Contribution (as defined in the Joint Venture Agreement).

“Losses” shall have the meaning set out in Section 8.7(a).

“Management Services Agreement” shall have the meaning set forth in the Investment Agreement.

“Master Purchase Agreement” shall have the meaning set forth in Recital A.

“MJDS” means the multijurisdictional disclosure system established by the United States and Canada.

“Notice Period” shall have the meaning set out in Section 3.4.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Securities” means any Equity Securities issued by the Corporation.

“Offering” shall have the meaning set out in Section 3.1.

“Offering Notice” shall have the meaning set out in Section 3.1.

“Offtake Agreement” means the Lithium Offtake Agreement between Lithium Argentina and the Investor dated as of February 16, 2023 and assigned to the Corporation by Lithium Argentina on October 3, 2023, as amended on the date hereof.

“Offtaker” means the Investor for so long as it, or any of its Affiliates, is a party to the Offtake Agreement or has a commitment to purchase lithium-based production from the Corporation or any of its Affiliates under a long-term (greater than one year) offtake agreement for no less than [***] tonnes per annum of production.

“Offtake Cleansing Blackout Period” shall have the meaning set out in Section 7.4(b)(i).

“Original Investor Rights Agreement” shall have the meaning set forth in Recital D.

“Participation Right” shall have the meaning set out in Section 3.3.

“Participation Right Entitlement” means, in respect of each Offering in which an Offering Notice is (or is required to be) delivered, the proportion of the Offered Securities equal to the Percentage of Outstanding Common Shares.

“Pending Top-Up Securities” means Top-Up Securities in respect of which the Top-Up Right remains exercisable.

“Percentage of Outstanding Common Shares” means the percentage equal to the quotient obtained when (i) the aggregate number of Relevant Shares is divided by (ii) the aggregate number of issued and outstanding Common Shares excluding any Incentive Securities issued after the date of this Agreement and any Pending Top-Up Securities, in each case, as at the time of calculation.

“Person” means and includes any individual, corporation, limited partnership, general partnership, joint stock corporation, limited liability corporation, joint venture, association, corporation, trust, bank, trust corporation, pension fund, business trust or other organization, whether or not a legal entity, and any Governmental Entity.

“Piggyback Registrable Securities” shall have the meaning set forth in Section 8.2(a).

“Piggyback Registration” shall have the meaning set forth in Section 8.2(a).

“Prospectus” means (a) a Prospectus under Canadian Securities Laws in any applicable jurisdictions in Canada, (b)(i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Free Writing Prospectus, or (c) a combination of (a) and (b).

“Purchase” shall have the meaning set forth in Section 4.3(a).

“Recipient” means the party that receives (or whose Affiliate or Representative receives) Confidential Information from the other party or its Affiliate or Representative (provided that the receipt of information by an Affiliate or Representative of a party shall be deemed to be the receipt of such information by such party).

“Registrable Securities” means:

(i)
any Common Shares issued to or held by the Investor; and
(ii)
any Common Shares issued to the Investor in connection with a stock dividend, stock split, recapitalization, conversion or other similar distribution with respect to, in exchange for, or in replacement of the securities referred to in clause (i) above.

“Registration” shall mean a Demand Registration, Piggyback Registration, or Shelf Registration, as the case may be.

“Registration Expenses” means the reasonable fees, disbursements and expenses of one set of legal counsel in each Reporting Jurisdiction to the Investor and all expenses incurred by the Corporation in connection with a Registration, including (without limitation): (i) all fees, disbursements and expenses payable to any underwriter for an underwritten offering, agent for an agency offering or their respective counsel; (ii) all fees, disbursements and expenses of counsel and the auditor to the Corporation (including the expenses of any audit and/or “comfort” letter) and fees, disbursements and expenses of any other special experts retained by the Corporation; (iii) all expenses in connection with the preparation, translation, printing and filing of any Prospectus, and the mailing and delivering of copies thereof; (iv) all qualification or filing fees of any Canadian Securities Authority and any U.S. Securities Authority, as applicable; (v) all transfer agents’, depositaries’ and registrars’ fees and the fees of any other agent appointed by the Corporation in connection with a Registration; (vi) all fees and expenses payable in connection with the listing of any Registrable Securities on any stock exchange on which the Common Shares are then listed; (vii) all printing, copying, mailing, messenger and delivery expenses; and (viii) all costs and expenses associated with the conduct of any “road show” or other marketing activities related to such Registration.

“Registration Statement” means any registration statement of the Corporation filed with, or to be filed with, the SEC under the U.S. Securities Act including the related Prospectus, amendments and supplements to such registration statement, include pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, other than a registration statement (and related Prospectus) filed on Form S-4, Form F-4 or Form S-8 or any successor form thereto.

“Regulation FD” means Regulation FD (17 CFR §243.100, et seq.) promulgated by the SEC.

“Relevant Shares” means the aggregate number of Common Shares acquired by the Investor (which, for greater clarity includes the Subject Shares and any Common Shares issued as part of the Second Tranche Investment) and as a result of the exercise of the Participation Right and the exercise of the Top-Up Right, in each case in accordance with the provisions of this Agreement.

“Reorganization” shall have the meaning set forth in Section 9.2.

“Reporting Jurisdictions” means each of the provinces of Canada, the United States and each of the states of the United States.

“Representatives” means a party’s and its Affiliates’ directors, officers, employees, lawyers, independent accountants, financial advisors, consultants, bankers, technical advisors, or other agents.

“Request” shall have the meaning set forth in Section 8.1(c).

“Restricted Party” means any (a) Sanctioned Person, (b) a FEOC, or (c) a Competitor.

“Right” means a right granted by the Corporation to holders of Common Shares to purchase additional Common Shares and/or other securities of the Corporation.

“Rules” shall have the meaning set forth in Section 1.4(b).

“Sanctioned Person” means any Person: (a) who is a restricted or prohibited Person as designated or included in any list of designated or restricted parties under any export control or economic sanctions Laws of the United States or any other applicable Sanctions Authority; (b) a Person domiciled, organized, or resident in, a Sanctioned Territory; or (c) an entity owned or controlled by any of the foregoing Persons in clauses (a) or (b) hereof.

“Sanctioned Territory” means at any time, a country or territory which is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such country, territory or government (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctions” means the economic sanctions Laws, trade embargoes, export controls or restrictive measures administered, enacted or enforced by any Sanctions Authority.

“Sanctions Authority” means the United States government and any of its agencies (including, without limitation, OFAC, BIS, the U.S. State Department and the U.S. Department of Commerce), the European Union and each of its member states, the United Nations Security Council, the United Kingdom, the Canadian government, or any other Governmental Entity with jurisdiction over the parties to this Agreement.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the U.S. Securities Act.

“Second Tranche Investment” means the subscription for Common Shares pursuant to the terms of the Spinco Second Tranche Subscription Agreement.

“Separation” shall have the meaning set forth in Recital A.

“Share Incentive Plan” means any plan of the Corporation in effect from time to time pursuant to which Common Shares may be issued, or options or other securities convertible or exercisable into or exchangeable for Common Shares may be granted, to directors, officers, employees, and/or consultants, of the Corporation and/or its Subsidiaries, including, for greater certainty, the equity incentive plan approved at the annual and special meeting of Lithium Argentina shareholders held on July 31, 2023 to approve the Arrangement.

“Shelf Registration” shall have the meaning set forth in Section 8.2(b)(i).

“Shelf Registration Statement” shall have the meaning set forth in Section 8.2(b)(i).

“Shelf Underwritten Offering” shall have the meaning set forth in Section 8.2(b)(iv).

“Spinco Second Tranche Subscription Agreement” means the subscription agreement entered into between the Corporation and the Investor following completion of the Separation.

“Subject Shares” shall have the meaning set forth in Recital D.

“Subsidiary” has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions.

“Top-Up Right” shall have the meaning set forth in Section 3.6(a).

“Top-Up Right Acceptance Notice” shall have the meaning set forth in Section 3.6(e).

“Top-Up Right Notice Period” shall have the meaning set forth in Section 3.6(e).

“Top-Up Right Offer Notice” shall have the meaning set forth in Section 3.6(d).

“Top-Up Securities” means any Equity Securities issued pursuant to at-the-market offerings undertaken by the Corporation.

“Transaction Agreements” means the Investment Agreement, the Joint Venture Agreement, the Management Services Agreement and this Agreement.

“Transfer” shall have the meaning set forth in Section 4.3(a).

“Triggering Transaction” means a transaction that would, if consummated, result in the issuance of Consideration Securities.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. GAAP” means the United States generally accepted accounting principles in effect from time to time.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Securities Authorities” means any of the securities commissions or similar securities regulatory authorities in the United States and each of the states in the United States.

“U.S. Securities Laws” means, collectively, the U.S. Securities Act, the U.S. Exchange Act, the applicable securities Laws of each of the states of the United States and the respective regulations, instruments and rules made under those securities Laws, together with all applicable published policy statements, notices, blanket orders and rulings of the U.S. Securities Authorities and the applicable rules and requirements of any United States national securities exchange.

1.2.
Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)
the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;
(b)
references to an “Article” or “Section” followed by a number or letter refer to the specified Article or Section to this Agreement;
(c)
the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;
(d)
words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;
(e)
the word “including” is deemed to mean “including without limitation”;
(f)
the terms “party” and “the parties” refer to a party or the parties to this Agreement;
(g)
any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;
(h)
any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)
all dollar amounts refer to United States dollars;
(j)
all references to a percentage ownership of shares shall be calculated on a non-diluted basis;
(k)
any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and
(l)
whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.
1.3.
Entire Agreement

This Agreement, the other Transaction Agreements and the Offtake Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the aforesaid agreements.

1.4.
Governing Law and Submission to Jurisdiction
(a)
This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the Laws of the Province of British Columbia and the federal Laws of Canada applicable in that province.
(b)
Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, shall be resolved by confidential arbitration. The arbitration shall be conducted by three (3) arbitrators and administered by the International Centre for Dispute Resolution in accordance with its International Dispute Resolution Procedures in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. Each party shall designate one (1) arbitrator, with the third arbitrator to be designated by the parties by agreement, or failing such agreement, by the two party-appointed arbitrators. The seat of the arbitration shall be Toronto, Canada and it shall be conducted in the English language. Notwithstanding Section 1.4(a), the arbitration and this agreement to arbitrate shall be governed by Ontario’s International Commercial Arbitration Act, 2017, S.O. 2017, c. 2, Sched. 5. The arbitration award shall be final and binding on the parties, and the parties undertake to carry out any award without delay. Judgment upon the award may be entered by any court having jurisdiction over the award or over the relevant party or its assets. Notwithstanding the foregoing, in the event either party seeks injunctive relief, they may seek to have that dispute determined by the Ontario Superior Court of Justice or any other court of competent jurisdiction.

1.5.
Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Article 2

Board of Directors

2.1.
Condition to Exercise of Representation Right

Investor shall be entitled (but not obligated) to exercise the director representation right pursuant to this Article 2 unless and until such time as Investor fails at any time to meet the 10% Threshold.

2.2.
Representation Right

Subject to Section 2.1, the Investor shall be entitled (but not obligated) to designate one nominee (an “Investor Nominee”) for election to the Board in accordance with the following:

(a)
Investor shall, from time to time, provide notice to the Corporation of its Investor Nominee, as well as such other information as may be reasonably requested by the Corporation to effect the appointment as set out in this Section 2.2(a), and the Corporation shall thereafter take all steps as may be necessary to include the Investor Nominee on the management slate for the next election of directors of the Corporation and shall solicit proxies in favour of the election of such Investor Nominee at such meetings;
(b)
the Investor Nominee must be duly qualified to serve as a director pursuant to the Act and Applicable Securities Laws;
(c)
the Investor Nominee shall be subject to corporate Law requirements and policies applicable to directors of the Corporation;
(d)
in connection with the election of an Investor Nominee, the Corporation shall advise the Investor of the date on which proxy solicitation materials are to be mailed for the purposes of any meeting of shareholders at which directors of the Corporation are to be elected at least fifteen Business Days prior to such mailing date and the Investor shall advise the Corporation of its Investor Nominee at least ten (10) Business Days prior to the mailing date. If the Investor does not advise the Corporation of the identity of any Investor Nominee prior to such deadline, then the Investor shall be deemed to have nominated its incumbent nominee; and

(e)
in the event that any Investor Nominee shall cease to serve as a director of the Corporation, whether due to such Investor Nominee’s death, disability, resignation or removal, the Investor shall be entitled (but not obligated) to designate a replacement Investor Nominee to fill the vacancy created by such death, disability, resignation or removal and the Corporation shall take all reasonable steps as may be necessary to nominate and recommend the appointment of the Investor Nominee to the Board of the Corporation after receiving notice of such designation.
2.3.
Management to Endorse and Vote

The Corporation agrees that management of the Corporation shall, in respect of every meeting of the shareholders at which directors of the Corporation are to be elected, and at every reconvened meeting following an adjournment thereof or postponement thereof, endorse and recommend any Investor Nominee identified in the proxy materials for election to the Board.

2.4.
Directors’ Liability Insurance & Indemnification Agreement

For so long as an Investor Nominee is serving on the Board, the Corporation shall not cease to maintain a directors and officers liability insurance policy having a policy limit in an amount of at least $20 million unless approved by such Investor Nominee, shall include the Investor as an additional insured in such policy, and shall, upon Investor’s request, deliver to Investor a certification that such a directors and officers liability insurance policy remains in effect. An Investor Nominee shall be entitled to the benefit of such directors and officers liability insurance policy on the same terms and conditions to which other directors of the Corporation are entitled. Additionally, the Corporation shall enter into a customary indemnification agreement with each Investor Nominee in a form and substance reasonably acceptable to Investor.

2.5.
Board Size and Operations

The Corporation agrees and undertakes that, so long as the Investor meets the 10% Threshold:

(a)
all notices of Board meetings shall be delivered by hand or transmitted by facsimile or e-mail at least five (5) Business Days prior to the date of the Board meeting. However, emergency Board meetings may be called by the Chairman of the Board in the case of a situation involving matters upon which prompt action is deemed necessary by giving notice at least two (2) Business Days prior to the date of such Board meeting (unless less notice is required in the circumstances). All notices of Board meetings shall specify the time, date and place of the Board meeting and contain a brief but complete summary of all business on the agenda of the Board meeting;
(b)
the Investor Nominee shall be reimbursed by the Corporation for the reasonable travel and other expenses incurred in connection with attending any Board meetings;
(c)
the Investor Nominee shall be entitled to the same board compensation as other non-management board members (unless waived by the Investor);

(d)
any director may participate in a Board meeting by means of a telephonic, electronic or other communication facility. A director participating by such means is deemed to be present at the Board meeting; and
(e)
the Corporation shall not cause or allow the size of the Board to increase to more than 10 directors without the Investor’s prior written consent.

Article 3

Participation and Top-Up Rights

3.1.
Notice of Issuances

Subject to Sections 3.2 and 3.7 and Section 14 and Section 16.7 of the Offtake Agreement, if the Corporation proposes to issue (the “Issuance”) any Offered Securities pursuant to a debt or Equity Securities financing (public offering or a private placement) or a Triggering Transaction (each, an “Offering”) at any time after the date hereof the Corporation shall, as soon as possible, but in any event no later than the date on which the Corporation files a preliminary prospectus, Registration Statement or other offering document in connection with an Issuance that constitutes a public offering of Offered Securities, and no later than the completion date of an Issuance that constitutes a private offering of Offered Securities or closing of a Triggering Transaction, give written notice of the Issuance (the “Offering Notice”) to the Investor including, to the extent known by the Corporation, full particulars of the Offering, including the number of Offered Securities, the number of Offered Securities that would allow the Investor to maintain its Participation Right Entitlement upon completion of the Offering, the rights, privileges, restrictions, terms and conditions of the Offered Securities, the price per Offered Security to be issued under the Offering (which, in the case of a Triggering Transaction, would be equal to the price at which the Consideration Securities are issued under the Triggering Transaction, subject to compliance with Applicable Securities Laws), the expected use of proceeds of the Offering (if applicable), and the expected closing date of the Offering, together with any term sheet or other document to be utilized by the Corporation in connection with the Offering.

3.2.
Advanced Offering Notice

Subject to Section 3.7, if the Corporation proposes to conduct an Offering, the Corporation may, in advance of the Offering Notice contemplated in Section 3.1, give written notice of the proposed future Issuance (an “Advanced Offering Notice”) to the Investor. The Advanced Offering Notice must include the estimated particulars of the Offering, including the proposed size of the Offering (which can be in a range), the nature of the Offering, the rights, privileges, restrictions, terms and conditions of the Offered Securities, a proposal relating to the determination of the price per Offered Security to be issued under the Offering, the expected use of proceeds of the Offering (if applicable), and the expected closing date of the Offering. In the event such an Advanced Offering Notice is provided to the Investor, the Corporation may, at least 20 days but no later than 60 days following the Advanced Offering Notice, provide a subsequent Offering Notice with respect to the Offering that does not materially deviate from the terms set forth in the initial Advanced Offering Notice and the applicable Notice Period with respect to such Offering shall be as set out in Section 3.4(a). The Corporation may provide a maximum of two (2) Advanced Offering Notices per fiscal year of the Corporation.

3.3.
Grant of Participation Right

The Corporation agrees that, subject to Section 3.7 and the receipt of all required regulatory approvals, the Investor (directly or through an Affiliate) has the right (the “Participation Right”) upon receipt of an Offering Notice, to subscribe for and to be issued as part of an Offering at the subscription price per Offered Security pursuant to the Offering, payable in cash, and otherwise on substantially the same terms and conditions of the Offering:

(a)
in the case of an Offering of Common Shares, up to such number of Common Shares that shall allow the Investor to maintain its Participation Right Entitlement upon completion of the Offering; and
(b)
in the case of an Offering of Offered Securities (other than Common Shares), up to such number of Offered Securities that shall (assuming conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offered Securities issued in connection with the Offering and issuable pursuant to this Section 3.3) allow the Investor to maintain its Participation Right Entitlement upon completion of the Offering.

If the consideration payable in connection with the Offering is not cash, the deemed price per Common Share for such consideration will be determined by the Board of Directors of the Corporation, with reference to the relevant agreement(s) between the parties in respect of the Offering, and the Investor shall only have to pay cash equal to such deemed price per Common Share in connection with the exercise of its Participation Right.

3.4.
Exercise Notice

If the Investor wishes to exercise the Participation Right, the Investor shall give written notice to the Corporation (the “Exercise Notice”) of its intention to exercise such right and of the number of Offered Securities the Investor wishes to purchase, and shall subscribe to the Offering within:

(a)
if an Advanced Offering Notice was provided prior to the Offering Notice in accordance with Section 3.2, three (3) Business Days of an Offering Notice, or
(b)
if an Advanced Offering Notice was not provided prior to the Offering Notice, twenty (20) Business Days after the date of receipt of an Offering Notice

(in each case, the “Notice Period”),

failing which the Investor shall not be entitled to exercise the Participation Right in respect of such Offering or Issuance. The Corporation must complete the Offering within thirty (30) days of the expiry of the Notice Period; provided that the completion of such Offering is upon the same terms and conditions as those set out in the Offering Notice provided to the Investor by the Corporation and provided further that following expiry of such thirty (30) day period, the Corporation shall not thereafter proceed with such Offering without providing the Investor with another opportunity to exercise its Participation Right.

3.5.
Issuance of Participation Right Offered Securities
(a)
If the Corporation receives an Exercise Notice from the Investor within the applicable Notice Period, then the Corporation shall, subject to the receipt and continued effectiveness of all required approvals (including the approval(s) of the Exchanges and any required approvals under Applicable Securities Laws and any shareholder approval), which approvals the Corporation shall use reasonable best efforts to promptly obtain (including by applying for any necessary price protection confirmations, seeking shareholder approval (if required) in the manner described below, and shall use its commercially reasonable efforts to cause management and each member of the Board to vote their Common Shares and all votes received by proxy in favour of the issuance of the Offered Securities to the Investor), issue to the Investor, against payment of the subscription price payable in respect thereof and, subject to paragraph (b) below, concurrently with the completion of the Offering or as soon as practicable thereafter, that number of Common Shares or other Offered Securities, as applicable, set forth in the Exercise Notice.
(b)
If the Corporation is required by the Exchanges to seek shareholder approval for the issuance of the Offered Securities to the Investor, then the Corporation shall call and hold a meeting of its shareholders to consider the issuance of the Offered Securities to the Investor as soon as reasonably practicable, and in any event such meeting shall be held within 90 days after the date that the Corporation is advised that it shall require shareholder approval, and shall recommend approval of the issuance of the Offered Securities and shall solicit proxies in support thereof. The Corporation shall be entitled to complete an Offering in tranches, such that the Corporation may issue Offered Securities to non-Investor subscribers prior to fulfilling conditions imposed upon the issuance of Offered Securities to Investor (including shareholder approvals imposed by the Exchanges).
3.6.
Grant of Top-Up Right
(a)
The Investor shall have a right (the “Top-Up Right”) to subscribe for Common Shares in respect of any Top-Up Securities that the Corporation may, from time to time, issue after the date of this Agreement, subject to any approvals of the Exchanges as may then be applicable. The number of Common Shares that may be subscribed for by the Investor pursuant to the Top-Up Right shall be equal to up to the Percentage of Outstanding Common Shares expressed as a percentage of the Top-Up Securities.
(b)
The Top-Up Right may be exercised annually as set out in Section 3.6(d). The Top-Up Right shall be effected through subscriptions for Common Shares of the Corporation for a price per Common Share equal to the volume weighted average price of the Common Shares on the Toronto Stock Exchange for the five trading days preceding the delivery of the Top-Up Right Acceptance Notice to the Corporation and shall be subject to approval by the Exchanges.

(c)
In the event that any exercise of a Top-Up Right shall be subject to the approval of the Corporation’s shareholders, the Corporation shall recommend the approval of such Top-Up Right at the next meeting of shareholders that is convened by the Corporation in order to allow the Investor to exercise its Top-Up Right and shall solicit proxies in support thereof.
(d)
Within 60 days following the end of each fiscal year of the Corporation, the Corporation shall send a written notice to the Investor (the “Top-Up Right Offer Notice”) specifying: (i) the number of Top-Up Securities issued during such fiscal year; (ii) the expected use of proceeds from any exercise of the Top-Up Right by the Investor; (iii) the total number of the then issued and outstanding Common Shares (which shall include any securities to be issued to Persons having similar participation rights); and (iv) the Percentage of Outstanding Common Shares beneficially owned by the Investor (based on the last publicly reported ownership figures of the Investor and the number of issued and outstanding Common Shares in (iii) above) assuming the Investor did not exercise its Top-Up Right.
(e)
The Investor shall have a period of 15 Business Days from the date of the Top-Up Right Offer Notice (the “Top-Up Right Notice Period”) to notify the Corporation in writing (the “Top-Up Right Acceptance Notice”) of the exercise, in full or in part, of its Top-Up Right. The Top-Up Right Acceptance Notice shall specify the number of Common Shares subscribed for the by the Investor pursuant to the Top-Up Right. If the Investor fails to deliver a Top-Up Right Acceptance Notice within the Top-Up Right Notice Period, then the Top-Up Right of the Investor in respect of the issuances of Top-Up Securities during the applicable fiscal year is extinguished. If the Investor gives a Top-Up Right Acceptance Notice, the sale of the Top-Up Securities to the Investor shall be completed as soon as reasonably practicable thereafter.
3.7.
Termination of Participation Right and Top-Up Right

The Investor shall not be entitled to exercise the Participation Right and Top-Up Right under this Article 3, and all of the Investor’s rights under this Article 3 shall terminate on the later to occur of (i) the Lock-Up Outside Date, and (ii) the date on which the Investor ceases to either (i) meet the 10% Threshold, or (ii) both meet the 5% Threshold and is an Offtaker.

Article 4

Covenants of the Investor

4.1.
Operational Support

The Investor shall use commercially reasonable efforts to provide the Corporation with assistance and cooperation, as may be reasonably requested by the Corporation, with respect to the Corporation’s application made to the US Department of Energy Loan Programs Office for funding to be used at its Thacker Pass Project through the Advanced Technology Vehicles Manufacturing Loan Program.

4.2.
[Intentionally deleted]

[Intentionally deleted].

4.3.
Restrictions on Transfer

The parties hereby acknowledge, agree and confirm their intention that the Separation shall have occurred on a tax deferred basis in accordance with paragraph 55(3)(b) of the Income Tax Act (Canada) and in conformity with an income tax ruling obtained from the Canada Revenue Agency by Lithium Argentina, and in furtherance thereof, the Investor hereby irrevocably and unconditionally covenants, undertakes and agrees as follows:

(a)
except as expressly permitted by Section 4.3(d), until the Lock-Up Outside Date, none of the Investor or any of its Affiliates shall, directly or indirectly, purchase or acquire any Common Shares (a “Purchase”), or assign, sell, transfer, offer, contract to sell, accept an offer to purchase, gift, pledge, encumber, hypothecate, provide a security interest in respect of, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, whether by actual disposition or effective economic disposition pursuant to any swap or other arrangement that transfers to another, in whole or in part, any interest in, or economic consequences of ownership of any of the Relevant Shares (a “Transfer”);
(b)
except as expressly permitted by Section 4.3(d), until the Lock-Up Outside Date, the Investor shall not, directly or indirectly (w) Transfer any of the Relevant Shares, (x) Transfer any property acquired in substitution for any Relevant Shares, (y) Purchase or Transfer any property 10% or more of the fair market value of which is or may be derived from any Relevant Shares (or any property acquired in substitution for such property), or (z) commence, participate in or in any way support any transaction or series of transactions pursuant to which control of the Corporation is acquired by any person or group of persons;
(c)
following the Lock-Up Outside Date and except as expressly permitted by Section 4.3(d), unless and until such time as Investor fails at any time to meet the 5% Threshold, none of the Investor or any of its Affiliates shall knowingly, Transfer:
(i)
any Relevant Shares to a Restricted Party; or
(ii)
Equity Securities representing more than 5% of the then issued and outstanding Common Shares to any one Person, including such Person’s Affiliates and any joint actors;

provided that any Transfer that takes place through the facilities of a stock exchange of which the Common Shares are listed or through a transaction facilitated by a broker dealer without disclosure being made to the Investor of the purchaser of such securities, shall not constitute a breach of this Section 4.3(c); and

(d)
the restrictions and limitations in Section 4.3(a), Section 4.3(b) and Section 4.3(c) shall not apply to:
(i)
any Transfer, from and after the Separation until the Lock-Up Outside Date, to any Affiliate of the Investor that is “related” to the Investor (as defined in the Income Tax Act (Canada)) at the time of the Transfer until the Lockup Outside Date, provided that such Affiliate first agrees in writing with the Corporation to be bound by the terms of this Agreement;
(ii)
any Transfer pursuant to a bona fide third party “take-over bid” (as defined in National Instrument 62-104 Take-over Bids and Issuer Bids) provided that (A) such take-over bid is made to all shareholders of the Corporation, (B) the take-over bid is recommended for acceptance by the board of directors of the Corporation, and (C) in the event that the take-over bid is not completed in accordance with the terms recommended to shareholders by the board of directors of the Corporation the Relevant Shares will remain subject to the restrictions and limitations contained in Section 4.3(a), Section 4.3(b) and Section 4.3(c);
(iii)
any Transfer pursuant to or in accordance with any “business combination” (as defined in Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions) involving the Corporation provided that (A) such business combination is recommended for acceptance by the board of directors of the Corporation and (B) in the event that the business combination is not completed in accordance with the terms recommended to shareholders by the board of directors of the Corporation, the Relevant Shares will remain subject to the restrictions and limitations contained in Section 4.3(a), Section 4.3(b) and Section 4.3(c); and
(iv)
any Transfer in connection with the Investor pledging or hypothecating any Relevant Shares in favour of a third party lender (a “Lender”) as security for a bona fide loan (a “Loan”), provided that, any such Transfer shall be on terms and conditions acceptable to the board of directors of the Corporation, acting reasonably, and without limitation, it will be deemed to be reasonable for the board of directors of the Corporation to require, as conditions of providing consent to any such Transfer, that (i) the Lender first agrees in writing with the Corporation to be bound by the terms of this Agreement, (ii) the Corporation will have a contractual right with the Lender to cure any default or event of default by the Investor under the Loan before the Lender will have any right to Transfer any Relevant Shares, and (iii) upon the repayment of the Loan, the Relevant Shares will remain subject to the restrictions and limitations contained in Section 4.3(a), Section 4.3(b) and Section 4.3(c).

4.4.
Standstill
(a)
Until the date that is the earlier to occur of (i) the date that is five (5) years from the date of the Separation, and (ii) the date that is one (1) year following the Phase One Effective Date (as defined in the Offtake Agreement), the Investor will not, alone or in concert with others, without the prior written consent of Corporation or as otherwise expressly permitted under this Agreement:
(i)
effect, seek, offer or propose, or in any way advise or encourage any other Person to effect, seek, offer or propose (in each case, whether publicly or otherwise):
(A)
any take-over bid, merger, amalgamation, plan of arrangement, reorganization or other business combination involving the Corporation or any of its assets;
(B)
any recapitalization, restructuring, liquidation, dissolution, disposition of a material portion of the assets or other extraordinary transaction with respect to the Corporation or any of its assets;
(ii)
directly or indirectly make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any other Person with respect to the voting of any voting securities of the Corporation;
(iii)
otherwise act in a manner to seek to control the management, Board or the policies of the Corporation beyond the board and committee representation provided in this Agreement;
(iv)
enter into any arrangements, understandings or agreements, whether written or oral, with, or advise, finance, aide, encourage or act in concert with, any other Persons in connection with any of the foregoing;
(v)
make any public announcement of any intention to do or take any of the foregoing or take any action that could require the Corporation to make a public announcement with respect to any of the foregoing; or (vi) attempt to induce any party not to make or conclude any proposal with respect to the Corporation by threatening or indicating that Investor may take any of the foregoing actions.
(b)
The Investor will not, alone or in concert with others, without the prior written consent of Corporation or as otherwise expressly permitted under this Agreement, Purchase any Equity Securities that would result in the Investor owning, or exercising control over, more than 20% of the then outstanding Common Shares.
(c)
Notwithstanding the foregoing, the limitations and prohibitions set forth in this Section 4.4 shall not apply to any confidential offer or proposal made by the Investor or its Affiliates to the Board and shall no longer apply from the earliest of (i) the date the Corporation enters into a definitive agreement with a third party that provides for an acquisition of, or business combination with, the Corporation where the securityholders of the Corporation would own less than 50% of the voting securities of the surviving Corporation, (ii) the date the Corporation enters into a definitive agreement with a third party that provides for an acquisition of all or substantially all of the assets of the Corporation; or (iii) the date a third party enters into a definitive agreement to acquire, or acquires, “beneficial ownership” (as such term is defined in the Securities Act (British Columbia), as amended) of more than 50% of the voting securities of the Corporation. In the event that the proposed transaction in (i), (ii) or (iii) is terminated, the limitations and prohibitions set forth in this Section 4.4 shall be reinstated.

Article 5

Compliance Obligations of the Corporation

5.1.
Anti-bribery and Corruption Compliance

For so long as the Investor or any of its Affiliates is a shareholder of the Corporation, and in connection with the Corporation carrying out its related responsibilities:

(a)
the Corporation shall cause its employees, directors, officers, and to the best of its ability, agents, and any Person acting on its behalf to comply, with applicable Anti-Corruption Laws;
(b)
neither the Corporation, the Subsidiaries, nor any of its or their employees, directors, officers, or to the knowledge of the Corporation, any agents, or any Person acting on its behalf shall:
(i)
give, promise to give, or offer to give, any payment, loan, gift, donation, or anything else of value (including a facilitation payment) directly or indirectly, whether in cash or in kind, to or for the benefit of, any Government Official or any other Person while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any such Government Official or to any other Person for the purpose of: (A) improperly influencing any action or decision of any Government Official in their official capacity, including a decision to fail to perform official functions, (B) inducing any Government Official or other Person to act in violation of their lawful duty, (C) securing any improper advantage or (D) persuading any Government Official or other Person to use their influence with any Governmental Entity or any government-owned Person to effect or influence any act or decision of such Governmental Entity or government-owned Person;
(ii)
accept, receive, agree to accept, or authorize the acceptance of any contribution, payment, gift, entertainment, money, anything of value, or other advantage in violation of applicable Anti-Corruption Laws; and

(c)
the Corporation shall (and shall cause its Subsidiaries to) institute and maintain risk-based compliance program with policies, procedures, internal controls, training, monitoring, oversight with appropriate resourcing which is reasonably designed to ensure compliance with all applicable Anti-Corruption Laws following guidance provided by the U.S. Department of Justice including records of payments to third parties (including, without limitation, agents, consultants, representatives, and distributors) and Government Officials. As soon as practicable after the date of this Agreement, and in any event within 30 days after the date on which the Corporation adopts an anti-corruption compliance policy, the Corporation shall provide a copy of such policy to the Investor, together with the resolutions of the Board or other relevant official document evidencing the Corporation’s adoption of such policy. Upon reasonable request, the Corporation agrees to provide responsive information to the Investor concerning its compliance with Anti-Corruption Laws. The Corporation shall promptly notify the Investor if the Corporation becomes aware of any material violation of Anti-Corruption Laws.
5.2.
Trade and Sanctions Compliance
(a)
For so long as the Investor or any of its Affiliates is a shareholder of the Corporation, and in connection with the Corporation carrying out its related responsibilities:
(i)
the Corporation shall and shall cause its Subsidiaries and its and their respective employees, directors, officers, and to the best of its ability, its and their respective agents, and any Person acting on its or their behalf to comply with all applicable Sanctions;
(ii)
the Corporation shall, as soon as practicable (and in any event no later than January 1, 2024) institute and maintain a risk-based compliance program to ensure compliance with Sanctions by itself, its Subsidiaries, and each of their respective directors, officers, and employees, and any other Person acting on their respective behalf. The compliance program shall include risk-based policies, procedures, controls, training, monitoring, oversight and appropriate resourcing following guidance provided by OFAC, BIS and any other relevant Sanctions Authority. As soon as practicable after the date of this Agreement, and in any event within 30 days after the date on which the Corporation adopts such policy, the Corporation shall provide a copy of such policy to the Investor, together with the resolutions of the Board or other relevant official document evidencing the Corporation’s adoption of such policy. Upon reasonable request, the Corporation agrees to provide responsive information to the Investor concerning its compliance with Sanctions. The Corporation shall promptly notify the Investor if the Corporation becomes aware of any material violation of Sanctions;

(iii)
the Corporation shall not, and shall cause its Subsidiaries and its and their respective employees, directors or officers not to conduct any business transaction or activity with a Sanctioned Person or Sanctioned Territory; and
(iv)
neither the Corporation, nor any of its Subsidiaries or their respective directors, officers, or employees: (i) shall be a Sanctioned Person; or (ii) to the best knowledge of the Corporation, shall act under the direction of, on behalf of, or for the benefit of a Sanctioned Person.
(b)
As of the date of this Agreement:
(i)
neither the Corporation, nor any of its Subsidiaries, or its or their respective employees, directors or officers conducts any business transaction or activity with a Sanctioned Person or Sanctioned Territory; and
(ii)
neither the Corporation, nor any of its Subsidiaries or their respective directors, officers, or employees, nor any direct or, to the knowledge of the Corporation, indirect owner of one percent (1%) or more interest in the Corporation as of the date of this Agreement, or any direct or, to the knowledge of the Corporation, indirect owner that may acquire five percent (5%) or more interest in the Corporation after the date of this Agreement: (i) is a Sanctioned Person; or (ii) to the best knowledge of the Corporation, acts under the direction of, on behalf of, or for the benefit of a Sanctioned Person.
(c)
This Section 6.2 shall not be interpreted or applied in relation to the Corporation to the extent that the representations made under this Section 6.2 violate, or would result in a breach of the Foreign Extraterritorial Measures Act (Canada).
5.3.
Anti-Money Laundering Compliance

For so long as the Investor or any of its Affiliates is a shareholder of the Corporation, and in connection with the Corporation carrying out its related responsibilities:

(a)
the Corporation shall cause its employees, directors, officers, and to the best of its ability its agents, and any Person acting on its behalf to comply with all applicable Anti-Money Laundering Laws; and
(b)
the Corporation shall as soon as practicable (and in any event no later than January 1, 2024) institute and maintain policies, procedures, and internal controls designed to ensure compliance with any applicable Anti-Money Laundering Laws by itself, its Subsidiaries’ and each of their respective directors, officers, and employees, and any other Person acting on their respective behalf.

Article 6

Information Rights

6.1.
Information and Inspection Rights

In the case of (x) Section 6.1(a), for so long as the Investor either (i) meets the 5% Threshold or (ii) both meets the 2.5% Threshold and is an Offtaker, (y) in the case of Section 6.1(b), for so long as the Investor must account for under the equity method under U.S. GAAP, and (z) and in the case of Section 6.1(c), for so long as the Investor or any of its Affiliates is a shareholder of the Corporation, the Corporation shall provide the Investor, its designees and its Representatives with reasonable access upon reasonable notice during normal business hours, to:

(a)
deliver to Investor, forthwith following receipt thereof, a copy of any notice, letter, correspondence or other communication from a Governmental Entity or any litigation proceedings or filings involving the Corporation, in each case, in respect of the Corporation’s potential, actual or alleged material violation of any and all Laws applicable to the business, affairs and operations of the Corporation and its Subsidiaries anywhere in the world, and any responses by the Corporation in respect thereto;
(b)
for the year ended December 31, 2023 and subsequent quarterly and annual reporting periods, deliver to the Investor, as promptly as practicable following the end of each fiscal quarter and fiscal year, an unaudited reconciliation of the Corporation’s quarterly publicly issued financial statements with respect to such fiscal quarter and audited reconciliation of the Corporation’s annually publicly issued financial statements with respect to such fiscal year to U.S. GAAP, if it was reasonably determined by the Investor in consultation with its auditor, that this information is necessary for the Investor’s financial reporting, accounting or tax purposes; and
(c)
deliver to Investor, as promptly as practicable, such information and documentation relating to the Corporation and its Affiliates as the Investor may reasonably request from the Corporation from time to time for purposes of complying with the Investor’s U.S. tax reporting obligations with respect to its ownership of the Corporation.
6.2.
Maintenance of Internal Controls

The Corporation shall, and shall cause each of its Subsidiaries to: (a) make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation and such Subsidiaries; and (b) devise and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with IFRS or any other criteria applicable to such statements and (B) to maintain accountability for assets.

6.3.
Confidentiality

Subject to any rights granted pursuant to any of the Transaction Agreements or the Offtake Agreement:

(a)
the Recipient shall hold the Confidential Information in confidence and shall not disclose the Confidential Information to third parties without the prior written consent of the Discloser provided that the Recipient may disclose the Confidential Information to its and its Affiliates’ directors, officers, employees and Representatives who have a need to know the Confidential Information. Notwithstanding the foregoing, but subject to clause (b) of this Section 6.3, no consent of the Discloser shall be required for the Recipient to disclose Confidential Information of the Discloser if such disclosure is required by Applicable Securities Laws, including, for greater certainty, the rules of any stock exchange upon which securities of the Recipient or any of its Affiliates are traded; provided, further, that the Recipient shall (i) give prior written notice to the Discloser and an opportunity for the Discloser to review and comment on the requisite disclosure before it is made, including an opportunity for the Discloser to prevent such disclosure, and (ii) use its best efforts to incorporate the Discloser’s comments or limit such disclosure, by seeking confidential treatment or otherwise. Further, in the event the Recipient is requested or required (including by interrogatories, subpoena or similar process) to disclose any Confidential Information of the Discloser, the Recipient shall provide the Discloser with prompt written notice of such request (if legally permitted) so the Discloser may consider whether it wishes to seek an appropriate protective order. In the absence of a protective order, the Recipient shall disclose only such Confidential Information as is legally required and shall use commercially reasonable efforts to ensure the confidentiality of any such Confidential Information that is disclosed;
(b)
the Corporation shall not, and shall ensure that its Affiliates shall not, publicly disclose any information regarding the Investor or Investor’s performance under the Offtake Agreement (collectively, the “Investor Information”) without the prior written consent of the Investor, provided, that no consent of the Investor shall be required for the Corporation to disclose Investor Information if such disclosure is required by Applicable Securities Laws, including, for greater certainty, the rules of any stock exchange upon which securities of the Corporation or any of its Affiliates are traded, provided that the Corporation shall (i) give prior written notice to the Investor and an opportunity for the Investor to review and comment on the requisite disclosure before it is made, including an opportunity for the Investor to prevent such disclosure and (ii) use its best efforts to incorporate the Investor’s comments or limit such disclosure, by seeking confidential treatment or otherwise;
(c)
the Investor shall not, and shall ensure that its Affiliates shall not, publicly disclose any information regarding the Corporation or Corporation’s performance under the Offtake Agreement (collectively, the “Corporation Information”) without the prior written consent of the Corporation, provided, that no consent of the Corporation shall be required for the Corporation to disclose Corporation

Information if such disclosure is required by Applicable Securities Laws, including, for greater certainty, the rules of any stock exchange upon which securities of the Investor or any of its Affiliates are traded, provided that the Investor shall (i) give prior written notice to the Corporation and an opportunity for the Corporation to review and comment on the requisite disclosure before it is made, including an opportunity for the Corporation to prevent such disclosure and (ii) use its best efforts to incorporate the Corporation’s comments or limit such disclosure, by seeking confidential treatment or otherwise;
(d)
each party’s obligations under this Section 6.3 shall survive for a period of two years following the date of termination of this Section 6.3; and
(e)
in the case where the Investor is the Recipient, the parties acknowledge that the restrictions regarding Technical Information (as such term is defined in the confidentiality agreement dated July 22, 2024 between the Investor and the Corporation) shall apply to Confidential Information provided pursuant to this Agreement.
6.4.
Cleansing Announcements
(a)
Subject to Section 6.4(b) and for so long as the Investor meets the 5% Threshold or is an Offtaker, upon receipt by the Corporation of a written notice from the Investor advising the Corporation that: (i) the Investor has determined that transacting in Equity Securities in the Corporation could reasonably be expected to trigger a violation of, or any liability to the Investor under, Applicable Securities Laws; and (ii) the Investor wishes to sell Equity Securities beneficially owned by the Investor, then, as soon as practicable, and no later than 9:00 a.m. (New York Time) on the seventh (7th) day following receipt by the Corporation of the written notice from the Investor outlining the material non-public information relating to the Corporation or any of its Subsidiaries known to the Investor, the Corporation shall, through a press release or other public announcement (each, a “Cleansing Document”) in compliance with Regulation FD, make the Cleansing Announcement, including filing a copy of the Cleansing Document on the System for Electronic Document Analysis and Retrieval.
(b)
The obligation for the Corporation to make a Cleansing Announcement under Section 6.4(a) shall not apply:
(i)
if the Board determines in good faith, after consultation with its financial and legal advisors, that the making of such Cleansing Announcement would: (A) in the case of information derived from the Investor’s role as Offtaker, have a material adverse effect on the Corporation; provided that the obligation of the Corporation to make a Cleansing Announcement in such case shall be deferred for a period of not more than ninety (90) days from the date of the receipt of the written notice from the Investor in Section 6.4(a)(ii) (such 90-day period is referred to herein as a “Offtake Cleansing Blackout Period”), provided, that after any initial Offtake Cleansing

Blackout Period, the Corporation may not invoke a subsequent Offtake Cleansing Blackout Period until 12 months have elapsed from the end of any previous Offtake Cleansing Blackout Period; or (B) in the case of information that is not derived from the Investor’s role as Offtaker, be prejudicial to the Corporation, provided that the obligation of the Corporation to make a Cleansing Announcement in such case shall be deferred for a period of not more than fourteen (14) days from the date of the receipt of the written notice from the Investor in Section 6.4(a)(ii) (such 14-day period is referred to herein as a “Cleansing Blackout Period”); provided, that after any initial Cleansing Blackout Period, the Corporation may not invoke a subsequent Cleansing Blackout Period in respect of the same matter until 12 months have elapsed from the end of any previous Cleansing Blackout Period; or
(ii)
during any periodic blackout period imposed by Corporation pursuant to its disclosure policy for as long as the Investor Nominee is serving as a director of the Corporation.
6.5.
Privilege

The provision of any information pursuant to this Article 6 shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privilege.

Article 7

Additional Covenants

7.1.
Foreign Investment Review
(a)
Prior to making, or accepting, any ownership investment after the date hereof, the Corporation shall, as applicable under the relevant laws and regulations, and unless the Investor has agreed otherwise, take such steps as are at that time available under the Investment Canada Act to obtain certainty prior to completion regarding the status of the investment under the national security review provisions of the Investment Canada Act.
(b)
Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Corporation and its Subsidiaries agree to cooperate with any inquiry by CFIUS or Canadian Governmental Entities with respect to the Corporation’s business (or that of its Subsidiaries) or any past or new investment the Corporation or its Subsidiaries have received or undertaken, or receive or undertake, including by providing any information and documentary material lawfully required or requested by CFIUS or Canadian Governmental Entities, after due discussion with CFIUS or Canadian Governmental Entities. Without limiting the foregoing, following the conclusion of any applicable appeal or review process, the Corporation and its Subsidiaries shall take any and all actions to comply with any valid order, writ, judgment, ruling, assessment, injunction, decree, stipulation, determination, undertaking, commitment, mitigation measure, agreement, or award entered by or with CFIUS or any Canadian Governmental Entity with respect to any such investment the Corporation or its Subsidiaries have received or undertaken, or receive or undertake.
(c)
The Corporation and its Subsidiaries shall promptly inform the Investor of any such inquiry, and keep Investor reasonably informed regarding the existence of, and efforts to address and resolve, any action, investigation, review, or inquiry of any kind, including but not limited to formal, informal, written, or oral, involving the Corporation or its Subsidiaries relating to any developments in any regulatory process resulting from such inquiry.
(d)
In the event that CFIUS requests that the Corporation or its Subsidiaries submit a joint voluntary notice (“Joint Notice”) with respect to any previous investment they have received, the Corporation shall promptly inform the Investor, consult with the Investor regarding responding to CFIUS, and prepare and submit a Joint Notice to CFIUS, or take other necessary and appropriate action to respond to such request.
(e)
In the event that CFIUS initiates a unilateral review of any previous investment the Corporation or its Subsidiaries have received, the Corporation shall promptly inform the Investor, consult with the Investor in connection with responding to such action by CFIUS, and take necessary and appropriate action in order to resolve CFIUS’s concerns.
(f)
As applicable under relevant law, the Corporation and its Subsidiaries shall provide or cause to be provided commercially reasonable assurances or agreements as required by CFIUS or the President of the United States, or the applicable Minister under the Investment Canada Act, including entering into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement; provided however, that such assurance or agreement does not have a material adverse effect on the Corporation or its Subsidiaries.
(g)
The Corporation represents and warrants that it and its Subsidiaries have provided, and covenants to provide, to the best of its knowledge, truthful and complete information to CFIUS and Canadian Governmental Entities with respect to inquiries or requests that the Corporation or its Subsidiaries have received or may receive, as applicable.
(h)
The Corporation and its Subsidiaries shall promptly advise the Investor of the receipt of any communication from CFIUS or a Canadian Governmental Entity relating to the Investor and shall consult with and obtain the consent of the Investor prior to communicating with CFIUS or a Canadian Governmental Entity relating to the Investor.

7.2.
Restrictions on Transactions with FEOCs

For so long as the Investor meets the 5% Threshold, is a Member of the Company (as those terms are defined in the Joint Venture Agreement), or is an Offtaker, the Corporation shall not (a) enter into any agreement in respect of, or otherwise support or recommend, any Change of Control to a Sanctioned Person or a FEOC without the Investor’s prior written consent, or (b) conduct any business transaction or activity to the extent such business transaction or activity would cause vehicles incorporating the offtake purchased from the Corporation to be ineligible for tax credits under the Inflation Reduction Act of 2022, as amended.

Article 8

Registration Rights

8.1.
Demand Registration Rights
(a)
For so long as the Investor meets the 2.5% Threshold, the Investor may require the Corporation to register all or a portion of the Registrable Securities then held by the Investor and its Affiliates by filing a Registration Statement and a Prospectus and taking such other steps as may be necessary to facilitate a Distribution of all or any portion of the Registrable Securities held by the Investor or its Affiliates.
(b)
Any such registration effected pursuant to this Section 8.1 is referred to herein as a “Demand Registration.”
(c)
Any such request shall be made by a notice in writing (a “Request”) to the Corporation and shall specify the number and the class or classes of Registrable Securities to be sold (the “Designated Registrable Securities”) by the Investor, the intended method of disposition, whether such offer and sale shall be made by an underwritten public offering and the jurisdiction(s) in which the filing is to be effected. The Corporation shall, subject to Applicable Securities Laws, use its commercially reasonable efforts to file within 30 days after receipt of the Request: (i) a Registration Statement in compliance with applicable U.S. Securities Laws and (ii) a Prospectus in compliance with applicable Canadian Securities Laws, in order to permit the Distribution of all of the Designated Registrable Securities of the Investor specified in a Request. The parties shall cooperate in a timely manner in connection with such Distribution and the procedures in Schedule A shall apply.
(d)
The Corporation shall not be obliged to effect:
(i)
more than two Demand Registrations in any twelve (12) month period; provided that for purposes of this Section 8.1, a Demand Registration pursuant to which the Designated Registrable Securities are to be sold shall not be considered as having been effected until (1) the Registration Statement has been declared effective by the SEC and (2) a receipt has been issued by the Canadian Securities Authorities for the Prospectus and has not been withdrawn or suspended; or

(ii)
a Demand Registration in the event the Corporation determines in its good faith judgment, after consultation with its financial and legal advisors, that (A) either (I) the effect of the filing of a Registration Statement and Prospectus would have a material adverse effect on the Corporation because such action would materially interfere with a material acquisition, reorganization or similar material transaction involving the Corporation; or (II) there exists at the time material non-public information relating to the Corporation the disclosure of which would be materially adverse to the Corporation, and (B) that it is therefore in the best interests of the Corporation to defer the filing of a Registration Statement and Prospectus at such time, in which case the Corporation’s obligations under this Section 8.1 shall be deferred for a period of not more than ninety (90) days from the date of receipt of the Request of the Investor (such 90-day period is referred to herein as a “Blackout Period”); provided, that after any initial Blackout Period, the Corporation may not invoke a subsequent Blackout Period until 12 months have elapsed from the end of any previous Blackout Period; provided, further, that the Corporation shall not register any securities for its own account or that of any other stockholder during such 90-day period other than pursuant to a Registration Statement on Form S-8 or other registration solely relating to an offering or sale to employees or directors of the Corporation pursuant to any employee stock plan or other employee benefit arrangement.
(e)
In the case of an underwritten public offering of Registrable Securities initiated pursuant to this Section 8.1, the Investor shall have the right to select the managing underwriter(s) or managing agent(s) and the counsel retained which shall perform such offering.
(f)
The Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement and Prospectus pursuant to this Section 8.1 without incurring any liability to the Corporation or any other Person by giving written notice to the Corporation of its request to withdraw; provided, however, that:
(i)
such request must be made in writing ten (10) Business Days prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such offering; and
(ii)
such withdrawal shall be irrevocable.
(g)
For the avoidance of doubt, the registration rights granted pursuant to the provisions of this Section 8.1 shall be in addition to the registration rights granted pursuant to Section 8.2, below.

8.2.
Piggyback and Shelf Registration Rights
(a)
Piggyback Registration. Each time the Corporation elects to proceed with the preparation and filing of (i) a Registration Statement under any U.S. Securities Laws or (ii) a Prospectus under any Canadian Securities Laws, in each case in connection with a proposed Distribution of any of its securities, whether by the Corporation or any of its security holders, the Corporation shall give written notice thereof to the Investor as soon as practicable. In such event, the Investor shall be entitled, by notice in writing given to the Corporation within twenty (20) days (except in the case of a “bought deal” in which case the Investor shall have only twenty-four (24) hours) after the receipt of any such notice by the Investor, to require that the Corporation cause any or all of the Registrable Securities held by the Investor (the “Piggyback Registrable Securities”) to be included in such Prospectus (such qualification being hereinafter referred to as a “Piggyback Registration”). Notwithstanding the foregoing:
(i)
in the event the lead underwriter or lead agent for the offering advises the Corporation and the Investor that in its good faith opinion, the inclusion of such Registrable Securities may materially and adversely affect the price or success of the offering, the Corporation shall include in such Registration, in the following priority: (i) first, such number of securities the Corporation proposes to sell; (ii) second, a number of Piggyback Registrable Securities requested by the Investor to be included in such Piggyback Registration to the extent that such lead underwriter or lead agent reasonably believes such securities may be included in the offering without materially and adversely affecting the price or success of the offering; and (iii) third, such number of other securities requested by any other shareholder of the Corporation to be included in such Piggyback Registration to the extent that such lead underwriter or lead agent reasonably believes such securities may be included in the offering without materially and adversely affecting the price or success of the offering;
(ii)
the Corporation may at any time before the effective date of such Registration Statement, and without the consent of the Investor, abandon the proposed offering in which the Investor has requested to participate; and
(iii)
the Investor shall have the right to withdraw its request for inclusion of its Piggyback Registrable Securities in any Registration Statement and Prospectus pursuant to this Section 8.2 without incurring any liability to the Corporation or any other Person by giving written notice to the Corporation of its request to withdraw; provided, however, that:

such request must be made in writing five (5) Business Days prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such offering; and

such withdrawal shall be irrevocable and, after making such withdrawal, the Investor shall no longer have any right to include its Piggyback Registrable Securities in the offering pertaining to which such withdrawal was made.

(b)
Shelf Registration
(i)
The Investor shall, subject to Section 8.1(d), have the right to require the Corporation at any time and from time to time to file a Registration Statement, including a Registration Statement covering the resale of all Registrable Securities on a delayed or continuous basis, pursuant to MJDS or on Form F-3 or Registration Statement that may be available at such time (a “Shelf Registration Statement”), and if necessary pursuant to the MJDS in connection therewith, to file a Canadian Prospectus pursuant to the provisions of National Instrument 44-102 - Shelf Distributions, which, for greater certainty, shall include BC Instrument 45-503 - Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers, and take such other steps as may be necessary to register the Distribution in the United States of all or any portion of the Registrable Securities held by the Investor (a “Shelf Registration”), by giving a notice with the information required in Section 8.1(c) to the Corporation.
(ii)
Upon exercise of a Shelf Registration right as set forth in Section 8.2(b)(i), the Corporation shall, and subject to Applicable Securities Laws, use its commercially reasonable efforts to file within 30 days after receipt of the Request a Shelf Registration Statement relating to such Shelf Registration and cause such Shelf Registration Statement to become effective under the U.S. Securities Act, and, as required, prepare and file a preliminary Canadian Base Shelf Prospectus (if applicable) and a final Canadian Base Shelf Prospectus relating to such Shelf Registration and secure the issuance of a receipt for such preliminary Canadian Base Shelf Prospectus (if applicable) and final Canadian Base Shelf Prospectus, and promptly thereafter take such other steps as may be necessary in order to permit the Distribution in the United States of all or any portion of the Registrable Securities of the shareholders requested to be included in such Shelf Registration.
(iii)
Upon filing any Shelf Registration Statement and, if required, a Canadian Base Shelf Prospectus, the Corporation shall use its commercially reasonable efforts to keep such Shelf Registration Statement effective with the SEC and, if required such Canadian Base Shelf Prospectus effective with the applicable Canadian Securities Authorities, respectively, at all times and to re-file such Shelf Registration Statement or renew such Canadian Base Shelf Prospectus upon its expiration by filing a preliminary Canadian Base Shelf Prospectus (if applicable) and final Canadian Base

Shelf Prospectus, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing any Shelf Registration Statement or Canadian Base Shelf Prospectus related to such Shelf Registration as may be reasonably requested by the Investor or as otherwise required, until such time as all Registrable Securities that could be sold pursuant to such Shelf Registration Statement have been sold, are no longer outstanding or otherwise cease to be “Registrable Securities”.
(iv)
For so long as the Investor meets the 2.5% Threshold, and at any time that a Shelf Registration Statement is effective, if the Investor delivers a notice to the Corporation stating that it intends to effect an underwritten public offering of all or part of the Registrable Securities included on the Shelf Registration Statement (a “Shelf Underwritten Offering”), then the Corporation shall file a prospectus supplement to the Shelf Registration Statement and any applicable Canadian Prospectus as may be necessary to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering, which Shelf Underwritten Offering shall be deemed a “Demand Registration” for all purposes in this Agreement. Such notice shall include substantially the same information as required by Section 8.1(c) for a Request and shall be considered a “Request” for all purposes in this Agreement, to the extent the applicable as the context may require. The Investor’s rights to request a Shelf Underwritten Offering under the Shelf Registration Statement with respect to the Registrable Securities held by the Investor shall be in addition to the other registration rights provided in this Article 8; provided that the Corporation shall not be obligated to effect any such Shelf Underwritten Offering for any of the reasons set forth in Section 8.1(d) for a Demand Registration, mutatis mutandis. In addition, the provisions of Section 8.1(e) shall apply to any Shelf Underwritten Offering, mutatis mutandis. The Corporation and the Investor shall cooperate in a timely manner in connection with any such Shelf Underwritten Offering and the procedures in Schedule A shall apply to such Shelf Underwritten Offering.
8.3.
Expenses

All Registration Expenses incident to the performance of or compliance with this Article 8 by the parties shall be borne by the Corporation other than any and all commissions payable to any underwriter for an underwritten offering or agent for an agency offering that are attributable to the Registrable Securities to be sold by the Investor pursuant to any Demand Registration or Piggyback Registration, which commissions shall be borne by the Investor.

8.4.
Other Sales

After receipt by the Corporation of a Request, the Corporation shall not, without the prior written consent of the Investor, authorize, issue or sell any Common Shares or Equity Securities in any jurisdiction or agree to do so or publicly announce any intention to do so (except for securities issued pursuant to any legal obligations in effect on the date of the Request or pursuant to any stock option plan or equity incentive plan) until the date which is the later of (a)(i) the date on which the Registration Statement has been declared effective by the SEC and (ii) the date on which a receipt or decision document is issued for the Prospectus filed in connection with such Demand Registration, and (b) the completion of the offering contemplated by the Demand Registration; provided, however, that the Corporation further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with any underwritten offering effected pursuant to this Article 8, which agreements may subject the Corporation to a longer lock-up period.

8.5.
Future Registration Rights

The Corporation shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted to the Investor hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights granted to the Investor hereunder.

8.6.
Preparation; Reasonable Investigation

In connection with the preparation and filing of any Registration Statement or Prospectus as herein contemplated, the Corporation shall give the Investor, its underwriters for an underwritten offering or agents for an agency offering, and their respective counsel, auditors and other Representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material, furnished to the Corporation in writing, which in the reasonable judgment of the Investor and its counsel should be included. The Corporation shall give the Investor and the underwriters or agents such reasonable and customary access to the books and records of the Corporation and its Subsidiaries and such reasonable and customary opportunities to discuss the business of the Corporation with its officers and auditors as shall be necessary in the reasonable opinion of the Investor, such underwriters or agents and their respective counsel. The Corporation shall cooperate with the Investor and its underwriters or agents in the conduct of all reasonable and customary due diligence which the Investor, such underwriters or agents and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defence as contemplated by the Applicable Securities Laws and in order to enable such underwriters or agents to execute any certificate required to be executed by them for inclusion in each such document.

8.7.
Indemnification
(a)
In connection with any Demand Registration, Piggyback Registration and Shelf Registration, the Corporation shall indemnify and hold harmless the Investor, each underwriter or agent involved in the Distribution of Registrable Securities thereunder, each of their respective members, directors, officers, employees and agents, and each Person, if any, who controls such Investor, underwriter or agent within the meaning of the U.S. Securities Act or the U.S. Exchange Act against any losses, claims, damages or liabilities (including reasonable counsels’ fees) (“Losses”), joint or several, to which the Investor, or such underwriter or agent or controlling Person or any of their directors, officers, employees or agents may become subject, insofar as such Losses, (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereof, (ii) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) arise out of or are based upon any violation or alleged violation by the Corporation (or any of its agents or Affiliates) of any Applicable Securities Law, and the Corporation will pay to each the Investor, underwriter, agent or controlling Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Losses may result, as such expenses are incurred; provided, however, that the Corporation shall not be liable in any such case if and to the extent that any such Losses arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by the Investor, such underwriter or agent or such controlling Person expressly for use in connection with such registration; provided further, however, that the indemnity agreement contained in this Section 8.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Corporation, which consent shall not be unreasonably withheld.
(b)
In connection with any Demand Registration, Piggyback Registration and Shelf Registration, the Investor shall indemnify and hold harmless the Corporation, its directors, each officer who has signed the Registration Statement, and each underwriter or agent involved in the Distribution of Registrable Securities thereunder, and each Person, if any, who controls such Investor, underwriter or agent within the meaning of the U.S. Securities Act or the U.S. Exchange Act to the same extent as the indemnity referred to in clause (a) above from the Corporation to the Investor, but only to the extent that any such Losses arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by the Investor; provided, however, that the indemnity agreement contained in this Section 8.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further, however, that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Section 8.7(b) and 8.7(d) exceed the proceeds from the offering received by the Investor (net of any commissions paid by the Investor), except in the case of fraud or willful misconduct by the Investor.
(c)
Promptly after receipt by an indemnified party under this Section 8.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.7, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.7.
(d)
To provide for just and equitable contribution to joint liability under the U.S. Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 8.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 8.7 provides for indemnification in such case, or (ii) contribution under the U.S. Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 8.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such Registration Statement or Prospectus, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Section 8.7(d), when combined with the amounts paid or payable by the Investor pursuant to Section 8.7(b), exceed the proceeds from the offering received by the Investor (net of any commission paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

(e)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(f)
Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Corporation and the Investor under this Section 8.7 shall survive the completion of any offering of Registrable Securities in a registration under this Article 8, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
8.8.
Sale by Affiliates

If any Registrable Securities to be sold pursuant to any Demand Registration or Piggyback Registration are owned by an Affiliate of the Investor, all references to the Investor in this Article 8 and Schedule A shall be deemed, for the purpose of such Demand Registration or Piggyback Registration, to include both the Investor and/or the Affiliates.

8.9.
Rule 144 and Regulation S

The Corporation shall use commercially reasonable efforts to file the reports required to be filed by it under the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of the Investor, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144 or Regulation S under the U.S. Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the U.S. Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the U.S. Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Investor, the Corporation will deliver to the Investor a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Article 9

Miscellaneous

9.1.
Notices
(a)
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by fax or e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:
(i)
in the case of the Investor:

General Motors Holdings LLC
300 Renaissance Center
Detroit, MI 48265
Attention: Kurt Hoffman
Email: [***]

With a copy (which shall not constitute notice) to:

General Motors Holdings LLC
300 Renaissance Center
Detroit, MI 48265
Attention: Lead Counsel, Corporate Development and Global M&A
Email: [***]

(ii)
in the case of the Corporation:

Lithium Americas Corp.
3260 – 666 Burrard Street
Vancouver, BC V6C 2X8
Attention: Jonathan Evans, President and CEO
E-Mail: [***]

(b)
Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.
(c)
Either party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 9.1.

9.2.
Changes in Capital of the Corporation or Reorganization of the Corporation

At all times after the occurrence of any event which results in a change to the Common Shares, this Agreement will forthwith be amended and modified as necessary in order that it will apply with full force and effect, with appropriate changes, to all new securities into which the Common Shares are so changed and the parties will execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

Concurrent with the consummation of any reorganization, spin-off, split-off, corporate rearrangement or other similar event involving the Corporation or a Subsidiary (a “Reorganization”), the Corporation shall, or shall cause its Subsidiary to, execute and deliver an agreement identical to this Agreement (other than changes necessary to reflect the parties and type of securities) to the Investor with respect to all securities received by the Investor in connection with such Reorganization.

9.3.
Non-Circumvention

The Corporation shall not take any actions or do any things for the purpose of circumventing the rights of the Investor under Article 3, including by way of the issuance of a debt or equity interest in a Subsidiary or Affiliate for the purpose of avoiding the application of Article 3. Notwithstanding the foregoing, the Investor acknowledges and agrees that an issuance of a debt or equity interest in a Subsidiary or Affiliate of the Corporation may be undertaken for a valid business purpose and will not, in itself, be a circumvention of the Investor’s rights hereunder.

9.4.
Termination

This Agreement shall terminate and neither party shall have any further rights or obligations hereunder upon the later to occur of (a) the Lock-Up Outside Date and (b) the Investor ceasing to meet the 2.5% Threshold; provided that the rights and obligations of the parties under (x) Section 6.3 and Article 7 of this Agreement shall survive so long as Investor is an Offtaker or owns Common Shares (y) Section 6.4 of this Agreement shall survive so long as Investor is an Offtaker and holds any Common Shares, and (z) Section 4.4, Section 6.1 (as it relates to clauses (d) and (e) thereto) and Article 8 shall survive for the periods set forth therein.

9.5.
Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.6.
Assignment

Neither party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other party. Notwithstanding the foregoing, the Investor may assign and transfer all of its rights, benefits, duties and obligations under this Agreement in their entirety, without the consent of the Corporation, to an Affiliate of the Investor, provided that (i) any such assignee shall, prior to any such transfer, agree to be bound by all of the covenants of the Investor contained herein and comply with the provisions of this Agreement, and shall deliver to the Corporation a duly executed undertaking to such effect in form and substance satisfactory to the Corporation, acting reasonably, and (ii) such assignment and transfer shall not release the Investor from liability for its obligations under this Agreement.

9.7.
Successors and Assigns

This Agreement shall inure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors and permitted assigns. In the event any Person acquires the Corporation, whether by merger, consolidation, sale of all or substantially all of the Corporation’s assets or similar business combination transaction and, as a result of such transaction, the Investor receives securities of the successor or acquiring Person (or one or more of its Affiliates), the successor or acquiring Person (or its applicable Affiliates) must, as a condition to the consummation of such transaction, agree in writing to assume the Corporation’s rights and obligations under Section 6.1 (as it relates to clause (d) and (e) thereto) and Article 8 of this Agreement, mutatis mutandis.

9.8.
No Third Party Beneficiaries

Except as provided in Section 2.4 and Section 2.5 (with respect to the Investor Nominee), this Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

9.9.
Expenses

Except as otherwise expressly provided in this Agreement, each party shall pay for its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein, including the fees and expenses of legal counsel, financial advisors, accountants, consultants and other professional advisors.

9.10.
Further Assurances

Each of the parties hereto shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

9.11.
Amendment and Restatement of Original Investor Rights Agreement

The Original Investor Rights Agreement is hereby amended and restated in its entirety by this Agreement and is of no further force or effect.

9.12.
Right to Injunctive Relief

The parties agree that any breach of the terms of this Agreement by either party would result in immediate and irreparable injury and damage to the other party which could not be adequately compensated by damages. The parties therefore also agree that in the event of any such breach or any anticipated or threatened breach by the defaulting party, the other party shall be entitled to equitable relief, including by way of temporary or permanent injunction or specific performance, without having to prove damages, in addition to any other remedies (including damages) to which such other party may be entitled at law or in equity.

9.13.
Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts, with the same effect as if each party had signed and delivered the same document, and all counterparts shall be construed together to be an original and shall constitute one and the same agreement.

[Signature page to immediately follow this page.]

IN WITNESS WHEREOF this Agreement has been executed by the parties.

GENERAL MOTORS HOLDINGS LLC

By:	/s/ Zach Kirkman
Name:	Zach Kirkman
Title:	Deputy CFO, Corporate Development,
Ventures, and Treasury

LITHIUM AMERICAS CORP.

By:	/s/ Jonathan Evans
Name:	Jonathan Evans
Title:	President & Chief Executive Officer

Schedule A

Registration Procedures

(a)
Upon receipt of a Request from the Investor, the Corporation shall use its reasonable best efforts to effect the Distribution of Registrable Securities of the Investor, and pursuant thereto the Corporation shall use its reasonable best efforts to as expeditiously as possible:
(i)
following the Corporation’s receipt of the Request in respect of the exercise of a Demand Registration right pursuant to Section 8.1(a) or a Shelf Registration right pursuant to Section 8.2(b) (and in any event within 21 days of a Shelf Registration right pursuant to Section 8.2(b)) in respect of a Distribution in the United States, as applicable, prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Investor or by the Corporation in accordance with the intended method or methods of distribution thereof (which may be a Registration Statement filed on Form F-10 under the MJDS (if then available)), make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference in a Registration Statement filed pursuant to a Demand Registration, the Corporation shall furnish or otherwise make available to the Investor, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of the Investor and counsel, and such other documents reasonably requested by the Investor and counsel, including any comment letter from the SEC, and, if requested by the Investor or counsel, provide the Investor or counsel, as applicable, reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the U.S. Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors. The Corporation will include comments to any Registration Statement and any amendments or supplements thereto from the Investor or its counsel, or the managing underwriters, if any, as reasonably requested on a timely basis;
(ii)
prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and U.S. Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the applicable period provided herein and comply in all material respects with the provisions of the U.S. Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the U.S. Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the U.S. Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the Investor set forth in such Registration Statement or otherwise cease to be “Registrable Securities”;
(iii)
prepare and file with the Canadian Securities Authorities as soon as practicable following the Corporation’s receipt of the Request, a Prospectus relating to the applicable Demand Registration, Piggyback Registration or Shelf Registration and any other documents reasonably necessary, including amendments and supplements in respect of those documents, to permit the Distribution and, in so doing, act as expeditiously as is practicable and in good faith to settle all deficiencies and obtain those receipts and clearances and provide those undertakings and commitments as may be reasonably required by the Canadian Securities Authorities, all as may be necessary to permit the Distribution of such securities in compliance with applicable Canadian Securities Laws, and furnish to the Investor and the managing underwriters or underwriters, if any, copies of such Canadian Prospectuses and any amendments or supplements in the form filed with the Canadian Securities Authorities, promptly after the filing of such Canadian Prospectuses, amendments or supplements;
(iv)
subject to applicable Canadian Securities Laws, keep the Prospectus effective until the Investor has completed the Distribution described in the Prospectus;
(v)
notify the Investor and the managing underwriter(s) or managing agent(s), if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Corporation (A) when the Registration Statement, Prospectus or any amendment thereto has been filed, and, to furnish the Investor and managing underwriter(s) or managing agent(s) with copies thereof, (B) of any request by the SEC for amendments to the Registration Statement or related Prospectus or for additional information, (C) of any request by the Canadian Securities Authorities for amendments to the Prospectus or for additional information, (D) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (E) of the issuance by the Canadian Securities Authorities of any stop order or cease trade order relating to the Prospectus or any order preventing or suspending the use of any Prospectus or the initiation or threatening for any proceedings for such purposes, and (F) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for Distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(vi)
promptly notify the Investor and the managing underwriter(s), if any, (A) at any time the representations and warranties contemplated by any underwriting agreement, securities/sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects, and (B) the happening of any event as a result of which the Registration Statement or Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which it was made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration Statement or Prospectus in order to comply with the Applicable Securities Laws and, in either case as promptly as practicable thereafter, prepare and file with the SEC or Canadian Securities Authorities and furnish without charge to the Investor and the managing underwriter(s) or managing agent(s), if any, a supplement or amendment to such Registration Statement or Prospectus, which shall correct such statement or omission or effect such compliance;
(vii)
use commercially reasonable efforts to prevent the issuance of any stop order, cease trade order or other order suspending the use of any Registration Statement or Prospectus or suspending any qualification of the Registrable Securities covered by the Registration Statement or Prospectus and, if any such order is issued, to obtain the withdrawal of any such order;
(viii)
furnish to the Investor and each managing underwriter or managing agent, without charge, as applicable, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement and Prospectus and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, and provide the Investor and its counsel with an opportunity to review, and provide comments to the Corporation on the Registration Statement and Prospectus;
(ix)
deliver to the Investor and the underwriters for an underwritten offering or the agents for an agency offering, if any, without charge, as many copies of the Registration Statement and Prospectus and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Corporation consents to the use of the Registration Statement and Prospectus or any amendment thereto by the Investor and the underwriters or agents, if any, in connection with the Distribution of the Registrable Securities covered by the Registration Statement or Prospectus or any amendment or supplement thereto) and such other documents as the Investor may reasonably request in order to facilitate the Distribution of the Registrable Securities by such Person;
(x)
use its commercially reasonable efforts to qualify, and cooperate with the Investor, the managing underwriter or managing agent, if any, and their respective counsel in connection with the qualification of such Registrable Securities for Distribution in compliance with the Applicable Securities Laws as any such Person, underwriter or agent reasonably requests in writing; and
(xi)
in connection with any underwritten offering or agency offering, enter into customary agreements, including an underwriting agreement or agency agreement, as applicable, such agreement to be satisfactory in substance and form to each of the Investor and the Corporation and the underwriters or agents, each acting reasonably, and to contain such representations and warranties by the Corporation and such other terms as are generally prevailing in agreements of these types, it being understood for the avoidance of doubt that the Investor shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters’ or agents’ other than representations, warranties or agreements regarding the Investor and the Corporation’s intended method of distribution and any other representation required by Law or as are generally prevailing in such underwriting or agency agreements for secondary offerings, as the case may be, and furnish to the underwriters or agents and the Investor, among other things:
(A)
an opinion of counsel representing the Corporation for the purposes of such registration, addressed to the underwriters or agents, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering or agents in an agency public offering;
(B)
such corporate certificates, satisfactory to the managing underwriter or underwriters acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the managing underwriter or underwriters may reasonably request; and

(C)
a “comfort letter” dated such date from the independent public accountants retained by the Corporation, addressed to the underwriters or agents, in form and substance as is customarily given in an underwritten or agency public offering, as applicable, provided that the Investor has made such representations and furnished such undertakings as the independent public accountants may reasonably require;
(xii)
as promptly as practicable after filing with the SEC or Canadian Securities Authorities, any document which is incorporated by reference into the Registration Statement or Prospectus, provide copies of such document to counsel for the Investor and to the managing underwriters or managing agents, if any;
(xiii)
provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all Registrable Securities, not later than the closing date of the offering;
(xiv)
make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters or agents (taking into account the needs of the Corporation’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten or agency offering;
(xv)
promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus, provide copies of such document to counsel for the Investor and to each lead underwriter or lead agent, if any, and make the Corporation’s Representatives reasonably available for discussion of such document and make such changes in such document concerning the Investor prior to the filing thereof as counsel for the Investor or underwriters or agents may reasonably request;
(xvi)
cooperate with the Investor and the lead underwriter or lead agent, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or agents or, if not an underwritten or agency offering, in accordance with the instructions of the sellers of Registrable Securities at least three (3) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xvii)
cooperate with the Investor and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(xviii)
in the case of a Distribution under a Registration Statement, otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC (including Regulation M), and make available, as soon as reasonably practicable (but no more than 18 months after the effective date of the Registration Statement or such later date as provided by Section 11(d) of the U.S. Securities Act), an earnings statement covering the period of at least 12 months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the Registration Statement (or such later date as provided by Section 11(d) of the U.S. Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder;
(xix)
take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the Distribution of such Registrable Securities; and
(xx)
take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of the Investor under this Agreement.
(b)
The Corporation may require the Investor, as to which any Registration is being effected, to furnish to the Corporation such information regarding the Distribution of such securities and such other information relating to such Person and its ownership of Registrable Securities as the Corporation may from time to time reasonably request in writing. The Investor agrees to furnish such information to the Corporation and to cooperate with the Corporation as necessary to enable the Corporation to comply with the provisions of this Agreement. The Investor shall notify the Corporation immediately upon the occurrence of any event as a result of which any of the aforesaid Registration Statement or Prospectuses includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading.